FORM OF GUARANTY

1. Identification.

This Guaranty (the "Guaranty"), dated as of January 12, 2007, is entered into by Alex Lightman ("Guarantor"), for the benefit of Lakewood Group LLC ("Lender").

2. Recitals.

2.1 Guarantor is the Chief Executive Officer, President and significant shareholder of Innofone.com, Incorporated, a Nevada corporation ("Innofone"). The Lender has made or is making a loan to Innofone (the "Loan"). Guarantor will obtain substantial benefit from the proceeds of the Loan.

2.2 The Loan is and will be evidenced by one or more promissory Notes in the aggregate principal amount of One Million Dollars ($1,000,000) (collectively, "Note" or "Notes") issued by Innofone on, about or after the date of this Guaranty pursuant to the Subscription Agreement dated at or about the same date hereof ("Subscription Agreement"). The Note will be executed by Innofone as "Borrower" or "Debtor" for the benefit of Lender as the "Holder" or "Lender" thereof.

2.3 In consideration of the Loans made and to be made by Lender to Innofone and for other good and valuable consideration, and as security for the performance by Innofone of its obligations under the Note and as security for the repayment of the Loan and all other sums due from Debtor to Lender arising under the Note, Subscription Agreement and any other agreement between or among them relating to the foregoing (collectively, the "Obligations"), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

3. Guaranty.

3.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Innofone, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by Innofone being the "Guaranteed Obligations"), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Lender in enforcing any rights under the guaranty set forth herein. Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Innofone to Lender, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Innofone.

3.2 Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Innofone or any other Guarantor or whether Innofone or any other Guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses he may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of the Note, the Transaction Documents as defined in the Subscription Agreement or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Note or Transaction Documents, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Innofone or otherwise;

(c) any taking, exchange, release, subordination or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate structure or existence of Innofone; or

(e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender that might otherwise constitute a defense available to, or a discharge of, Innofone or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lender or any other entity upon the insolvency, bankruptcy or reorganization of the Innofone or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3 Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Lender exhaust any right or take any action against any Borrower or any other person or entity or any collateral or pledge given in connection with the Loan. Guarantor acknowledges that he will receive direct and indirect benefits from the Loan and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits. Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

3.4 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, and Note and Transaction Documents, (b) be binding upon Guarantor, his successors and assigns and (c) inure to the benefit of and be enforceable by the Lender and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Note) to any other Person, and such other person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise.

3.5 Subrogation. Guarantor will not exercise any rights that he may now or hereafter acquire against the Lender or other guarantor (if any) that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Lender or other guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy

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or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash.

3.6 Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor's liability with respect to the Guaranteed Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lender from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

4. Miscellaneous.

4.1 Expenses. Guarantor shall pay to the Lender, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Lender may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lender hereunder or with respect to any or all of the Guaranteed Obligations, if any.

4.2 Waivers, Amendment and Remedies. No course of dealing by the Lender and no failure by the Lender to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lender. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lender, not only hereunder, but also under any instruments and agreements evidencing or securing the Guaranteed Obligations and under applicable law are cumulative, and may be exercised by the Lender from time to time in such order as the Lender may elect.

4.3 Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Innofone and
Guarantor, to:

Alex Lightman
c/o Innofone.com, Incorporated
1431 Ocean Avenue, Suite 1500
Santa Monica, CA 90401
Fax: (310) 458-2844

With a copy by telecopier only to:

Arthur Marcus, Esq.
Peter J. Gennuso, Esq.
Gersten Savage LLP
600 Lexington Avenue
New York, NY 10022
Fax: (212) 980-5192

To Lender:

Lakewood Group LLC
152 West 57th Street, 54th Floor

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New York, NY 10019
Fax: (732) 364-3555

If to Innofone, Guarantor, or Lender
with a copy by telecopier only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

4.4 Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Guarantor and his successors and permitted assigns; and (c) inure to the benefit of the Lender and its successors and assigns. Upon the payment in full of the Guaranteed Obligations, (i) this Guaranty shall terminate with or without any further notice, request or execution of documents evidencing such termination and (ii) the Lender will, upon Guarantor's request and at Guarantor's expense if such request is made, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

4.5 Captions. The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6 Governing Law; Venue; Severability. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law. Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor hereby irrevocably waives any objection which he may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

4.7 Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Guaranteed Obligations shall be conclusively deemed to have occurred when either the Guaranteed Obligations have been indefeasibly paid in cash.

4.8 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

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4.9 **This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lender, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.**

4.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Guarantor to Lender and thus refunded to Guarantor.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

"GUARANTOR"
ALEX LIGHTMAN

Alex Lightman

This Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

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